Exhibit 99.1
OpenTV Reports 2005 Third Quarter Results
For immediate release
San Francisco, Calif., November 7, 2005 — OpenTV (Nasdaq NMS: OPTV), a leading provider of enabling technologies for advanced digital television services, today announced its financial results for the quarter ended September 30, 2005.
“Our third quarter results reflect our continuing strategic and operating progress across our key businesses,” said OpenTV’s Chairman and Chief Executive Officer, James A. Chiddix. “We continue to see increased activity and interest in the United States and internationally for interactive solutions and products, and, in fact, have, over the past several months, responded to more proposal requests than we have seen in many years. In addition, we have already begun to see the benefits from our recent acquisition of CAM Systems, which has driven us to a leadership position in the growing cable advertising market and deepened our relationships with North American cable operators. Our industry is seeing an accelerating pace of activity, and I feel highly confident that we have the global platform and expertise to take advantage of many of the opportunities that lie ahead. ”

	Three months ended	Three months ended
Key Operating Measures	September 30, 2005	September 30, 2004	% Change
Revenues	$19.5 million	$16.6 million	17%
Adjusted EBITDA, before unusual items	$(1.3) million	$(3.6) million
Cash, Cash Equivalents and Marketable Debt Securities	$55.0 million	$51.9 million	6%
For the quarter ended September 30, 2005, revenues were $19.5 million, 17% higher than revenues of $16.6 million for the third quarter of 2004. Net loss for the quarter was $4.1 million, or $0.03 per share, compared to a loss of $4.8 million, or $0.04 per share, for the third quarter of 2004.
Adjusted EBITDA, before unusual items, improved to a loss of $1.3 million for the quarter ended September 30, 2005, compared to a loss of $3.6 million for the third quarter of 2004. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. Reconciliations of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure are included at the end of this press release. Additional information regarding the derivation of adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors is also included in this release.
Segment Information (quarter over quarter comparisons)
     Revenues
•	Middleware and Integrated Technologies revenues increased by 18% to $15.4 million for the quarter

•	Applications revenues increased by 7% to $3.2 million for the quarter

•	BettingCorp revenues increased by 80% to $0.9 million for the quarter

     Contribution Margin
•	Middleware and Integrated Technologies contribution margin increased by $0.4 million to $5.4 million for the quarter

•	Applications contribution margin improved by $0.4 million to a loss of $1.1 million for the quarter

•	BettingCorp contribution margin decreased by $0.1 million to a loss of $1.2 million for the quarter
Overall contribution margin improved to $3.1 million in the three months ended September 30, 2005, compared to $2.4 million for the same period in the prior year. Unallocated corporate overhead was reduced by $1.6 million in the three months ended September 30, 2005 compared to the prior year period, reflecting improved cost controls.
As of September 30, 2005, OpenTV had cash, cash equivalents and short and long- term marketable debt securities totaling $55.0 million compared to $63.0 million as of December 31, 2004.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s third quarter 2005 financial results. The details of the call are as follows:

Date and Time:	Monday, November 7, 2005 at 2 p.m. PT
Dial-in Number US:	800-591-6944
Dial-in Number International:	617-614-4910
Pass Code:	74878330
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	62091080
The conference call replay will be available from Monday, November 7, 2005 at 4 p.m. PT through Monday, November 13, 2005, until 4 p.m. PT on the Investor Relations section of the OpenTV website at www.opentv.com.
About Segment Information
Because Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance
In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure. The company defines “contribution margin,” for these purposes, as adjusted EBITDA, before unusual items and unallocated corporate overhead (corporate overhead includes certain functions, such as executive management, accounting, administration, legal, tax, treasury and information technology infrastructure, that support but are not specifically attributable to a particular Segment’s expenses). Management believes that Segment contribution margin is a helpful measure in evaluating operational performance for the company.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. Neither Adjusted EBITDA before unusual items nor contribution margin take into account the substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.
While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About OpenTV
OpenTV is one of the world’s leading providers of technologies and services enabling the delivery of digital and interactive television. Deployed in nearly 61 million digital set-top-boxes in 96 countries, the company’s software enables a wide array of functionality, including enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.
###

Investor Contact:	Press Contacts
Shum Mukherjee	Ray Yeung / Olga Shmuklyer
OpenTV Corp.	Brainerd Communicators,
Tel: +1 (415) 962-5484	Tel: +1 (212) 986-6667
investorrelations@opentv.com	yeung@braincomm.com
shmuklyer@braincomm.com
John Buckley / Brad Edwards
Brainerd Communicators
Tel: +1 (212) 986-6667
buckley@braincomm.com
edwards@braincomm.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2005	2004*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,671	$35,660
Short-term marketable debt securities	11,452	1,986
Accounts receivable, net of allowance for doubtful accounts of $518 and $559 at September 30, 2005 and December 31, 2004, respectively	13,265	17,797
Prepaid expenses and other current assets	3,784	3,073

Total current assets	63,172	58,516

Long-term marketable debt securities	8,901	25,374
Property and equipment, net	5,820	6,858
Goodwill	79,935	70,466
Intangible assets, net	28,914	25,108
Other assets	7,338	6,089

Total assets	$194,080	$192,411

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,306	$3,870
Accrued liabilities	17,241	23,916
Accrued restructuring	2,234	1,394
Due to Liberty Media	323	388
Current portion of deferred revenue	12,504	10,520

Total current liabilities	34,608	40,088

Deferred revenue, less current portion	9,063	6,563

Total liabilities	43,671	46,651

Commitments and contingencies

Minority interest	532	585

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 98,103,368 and 91,552,293 shares issued and outstanding, including treasury shares, at September 30, 2005 and December 31, 2004, respectively	2,230,396	2,213,951
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	470,571	470,453
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(4)	(10)
Accumulated other comprehensive income	33	523
Accumulated deficit	(2,587,034)	(2,575,657)

Total shareholders’ equity	149,877	145,175

Total liabilities, minority interest and shareholders’ equity	$194,080	$192,411

*	The consolidated balance sheet at December 31, 2004 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Royalties	$11,487	$9,264	$38,673	$28,882
Services, support and other	3,470	3,026	11,512	11,952
Fees and revenue shares	3,121	3,313	10,061	9,944
License fees and programming	1,400	974	2,935	2,294

Total revenues	19,478	16,577	63,181	53,072
Operating expenses:
Cost of revenues	8,522	8,076	24,821	27,372
NASCAR amendment	—	—	—	(4,600)
Research and development	7,786	7,243	24,629	21,244
Sales and marketing	2,777	3,516	9,358	11,221
General and administrative	3,508	3,696	11,766	13,883
Restructuring and impairment costs	368	(575)	2,545	(1,092)
Amortization of intangible assets	426	711	1,216	3,108

Total operating expenses	23,387	22,667	74,335	71,136

Loss from operations	(3,909)	(6,090)	(11,154)	(18,064)

Interest income	439	201	1,163	611
Other (expense) / income, net	(65)	562	297	536
Minority interest	9	64	53	194

Loss before income taxes	(3,526)	(5,263)	(9,641)	(16,723)
Income tax (expense) / benefit	(525)	500	(1,736)	1,061

Net loss	$(4,051)	$(4,763)	$(11,377)	$(15,662)

Net loss per share, basic and diluted	$(0.03)	$(0.04)	$(0.09)	$(0.13)

Shares used in per share calculation, basic and diluted	124,751,421	121,830,392	123,530,419	121,084,985

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flows used in operating activities:
Net loss	$(11,377)	$(15,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	3,008	4,751
Amortization of intangible assets	3,994	6,941
Amortization of share-based compensation	6	22
Non-cash employee compensation	126	1,025
Provision for / (reduction of) doubtful accounts	11	(353)
Non-cash impairment costs	602	—
Minority interest	(53)	(194)
Changes in operating assets and liabilities:
Accounts receivable	4,521	(2,931)
Prepaid expenses and other current assets	(137)	785
Other assets	(1,249)	17
Accounts payable	(1,564)	268
Accrued liabilities	(3,768)	(5,365)
NASCAR amendment	—	(4,600)
Accrued restructuring	840	(6,733)
Due to Liberty Media	(65)	600
Deferred revenue	4,034	(1,459)

Net cash used in operating activities	(1,071)	(22,888)

Cash flows provided from investing activities:
Purchase of property and equipment	(2,140)	(1,485)
Cash used for acquisition of CAM Systems	(4,261)	—
Proceeds from sale of marketable debt securities	36,545	18,415
Purchase of marketable debt securities	(29,533)	(3,377)
Private equity investments	(300)	—

Net cash provided from investing activities	311	13,553

Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	181	2,953

Net cash provided from financing activities	181	2,953

Effect of exchange rate changes on cash and cash equivalents	(410)	(65)

Net decrease in cash and cash equivalents	(989)	(6,447)

Cash and cash equivalents, beginning of period	35,660	47,747

Cash and cash equivalents, end of period	$34,671	$41,300

Non-cash investing and financing activities
Value of bonus shares issued to employees	$3,180	$1,671

Value of shares issued in connection with acquisition of CAM Systems	$13,050	$—

OPENTV CORP. SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Middleware and Integrated Technologies	$15.4	$13.1	$50.7	$42.6
Applications	3.2	3.0	9.4	9.2
BettingCorp	0.9	0.5	3.1	1.3

Total Revenue	19.5	16.6	63.2	53.1

Contribution Margin:
Middleware and Integrated Technologies	5.4	5.0	21.4	17.6
Applications	(1.1)	(1.5)	(3.9)	(4.4)
BettingCorp	(1.2)	(1.1)	(3.5)	(3.3)

Total Contribution Margin	3.1	2.4	14.0	9.9

Unallocated corporate overhead	(4.4)	(6.0)	(15.6)	(21.9)

Adjusted EBITDA before unusual items	(1.3)	(3.6)	(1.6)	(12.0)

Contract amendment	—	—	—	4.6
Restructuring costs	(0.4)	0.6	(2.6)	1.1

Adjusted EBITDA	(1.7)	(3.0)	(4.2)	(6.3)

Depreciation and amortization	(0.8)	(1.5)	(3.0)	(4.8)
Amortization of intangible assets	(1.4)	(1.6)	(4.0)	(6.9)
Interest income	0.4	0.2	1.1	0.6
Other income	(0.1)	0.6	0.3	0.5
Minority interest	—	—	0.1	0.2

Loss before income taxes	(3.6)	(5.3)	(9.7)	(16.7)
Income tax (expense) / benefit	(0.5)	0.5	(1.7)	1.0

Net loss	$(4.1)	$(4.8)	$(11.4)	$(15.7)